Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Signs Master Service Contract with a

Leading Offshore Oil and Gas Operator

Master Service Contract Governs All Future Work Including Delivery of Goods and Services

Monroe Township, N.J., March 12, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced that it signed a Master Service Contract (the “Contract”) with a leading offshore oil and gas operator. The Contract will govern all work with this customer within the U.S. and the U.S. outer continental shelf, including the provision of goods and services.

George H. Kirby, President and Chief Executive Officer stated, “This Contract is the first with a U.S. oil and gas operator, opening the door for OPT to provide solutions into the Gulf of Mexico where we believe there exists significant need for cost-effective remote offshore power and communications. This Contract signifies a major investment of time and resources by our customer and OPT, which further demonstrates the demand for our solutions and our credibility as experts in marine power and communications. It was a long process to achieve this critical agreement, and we’re very pleased to support this customer with our solutions and services in the near future.”

The Contract includes the terms and conditions under which all future work with this customer will be conducted, including all product and service warranties. In order to sign this Contract, OPT was required to achieve significant health, safety and environmental milestones and implement additional policies and procedures.

Mr. Kirby continued, “The Gulf of Mexico is the largest oil field decommissioning market in the world with more than 9,000 wells that require plugging and abandonment. Many of these wells are in deep water, where high cost and complexity drive the need for new technologies and where every dollar saved goes directly to the bottom line. OPT’s PowerBuoy® Exclusion Zone MonitoringTM solution can decrease cost and increase safety by providing autonomous surveillance and monitoring. Resident underwater vehicles using our continuous PowerBuoy® recharging system can allow for safe and cost-effective visual tracking and intervention during well plugging and abandonment activities. Our PowerBuoy® eliminates the need for expensive on-site vessels by offering a clean and renewable solution while allowing operations remotely from onshore. We believe these high-tech solutions will be game changers in the offshore oil and gas market.”

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy® and subsea battery solution product lines, along with its innovation and support services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.